SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               AMENDMENT NO. 5
                                      to

                                  FORM  S-4
                            Registration Statement
                                  Under the
                            Securities Act of 1933
                       CASINO MAGIC OF LOUISIANA, CORP.
            (Exact Name of registrant as specified in its charter)
   Louisiana                          7999                      64-0878110
-------------------------    -------------------------    -------------------
(State or other juris-         (Primary Standard             (I.R.S. Employer
diction of incorporation     Industrial Classification    Identification No.)
or organization)                 Code Number)
                              and as Guarantor,
                         JEFFERSON CASINO CORPORATION
            (Exact name of registrant as specified in its charter)
   Louisiana                          7999                      72-1310739
-------------------------    -------------------------    -------------------
(State or other juris-         (Primary Standard             (I.R.S. Employer
diction of incorporation     Industrial Classification    Identification No.)
or organization)                   Code Number)
   1701 Old Minden Road, Bossier City, Louisiana 71111      (318)746-0711
    ----------------------------------------------------------------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code of
                  Registrants' Principal Executive Offices)
             Robert A. Callaway, Vice President/General Counsel,
                       Casino Magic of Louisiana, Corp.
  711 Casino Magic Drive, Bay St. Louis, Mississippi 39520   (601) 466-8000
 ---------------------------------------------------------------------------
     (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent for Service)
                                   copy to:
                               J. Patrick Ryan
                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            1500 NationsBank Plaza
                              300 Convent Street
                           San Antonio, Texas 78205
Approximate  date  of  commencement  of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.
If the Securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box.   |__|

==============================================================================
THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

============================================================================ =

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 83 of the Louisiana Business Corporation Law ("LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit or proceeding to which he or she is or was a party or is threatened to be made a party (including any action, suit or proceeding to which he or she is or was party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his or her acts in behalf of the corporation and he or she acted in good faith and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.


 The Registrants' Articles of Incorporation and By-laws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Registrants to the full extent permitted by Louisiana law.


The Registrants' may obtain an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provision or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
















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
 ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:
EXHIBIT
NUMBER                               DESCRIPTION
---------  ----------------------------------------------------------------
3.1*        Amended and Restated Certificate of Incorporation of Casino Magic
            of Louisiana, Corp.
3.2*        By-laws of Casino Magic of Louisiana, Corp. (the "Company")
3.3*        Certificate of Incorporation of Jefferson Casino Corporation.
3.4*        By-laws of Jefferson Casino Corporation.
4.1*         Form of the Company's 13% Notes due 2003 with Contingent Interest in the aggregate principal amount of $115,000,000.
4.2*           Form of Guarantee issued on August 22, 1996 by Jefferson Casino
Corporation.
4.3*           Indenture dated as of August 22, 1996 by and among the Company,
First Union Bank of Connecticut, as Trustee, and the Guarantors named therein, for the Company's $115,000,000 of 13% First Mortgage Notes due 2003 with contingent interest.
4.4*          Registration Rights Agreement dated as of August 22, 1996 by and among the company, the Guarantors named therein and the Initial Purchasers named therein.
4.5*       Cash Collateral and Disbursement Agreement dated August 22, 1996 by and among the Company, First Union Bank of Connecticut, as Trustee, and First National Bank of Commerce, as disbursement agent.
4.6*       Security Agreement dated as of August 22, 1996 by and between First
Union Bank of Connecticut, as Trustee, and the Company, as Guarantor.
4.7*        Stock Pledge and Security Agreement dated as of August 22, 1996 by and between First Union Bank of Connecticut, as Trustee, and Jefferson Casino Corporation, as Pledgor.
4.8*            Security Agreements dated as of August 22, 1996 by and between
First Union Bank of Connecticut, as Trustee, and Jefferson Casino Corporation.
4.9*        First Preferred Ship Mortgage dated as of August 22, 1996 executed in favor of First Union Bank of Connecticut, as Trustee, by the Company.
4.10*       First Preferred Ship Mortgage dated as of August 22, 1996 executed in favor of First Union Bank of Connecticut, as Trustee, by the Company.
4.11*          Mortgage of the Company dated as of August 22, 1996 executed in favor of First Union Bank of Connecticut, as Trustee.
4.12*      Form of Accounts Pledge Agreement.
4.13*      Note Purchase Agreement dated August 16, 1996.
4.14*      Collateral Assignment dated August 22, 1996.
4.15*      First Supplement to the Indenture
4.16*      First Supplement to the Security Agreement
5.1**      Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
5.2*       Legal Opinion of Hoffman Sutterfield Ensenant
8.1**      Tax Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.(included in Exhibit 5.1)
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
10.1*      Management Agreement
10.2*      Tax-Sharing Agreement
10.3*      Credit Agreement with First National Bank of Commerce dated
             March 27, 1997.
10.4*      Agreement for the sale of the Crescent City Queen Riverboat.
21*        List of Subsidiaries
23.1*      Consent of Arthur Andersen, L.L.P
23.2**     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
           Exhibit 5.1)
23.3*      Consent of Hoffman Sutterfield Ensenant (included in Exhibit 5.2)
24*        Powers of Attorney of certain directors
25.1*         Statement of Eligibility and Qualification on Form T-1 under the
Trust  Indenture  Act  of  1939 of First Union Bank of Connecticut, as Trustee
under the Indenture relating to the 13% First Mortgage Notes due 2003 with contingent interest.
25.2*      Report of Financial Condition of Trustee (Exhibit 7 to T-1)
27*        Financial Data Schedule (filed electronically only)
99.1*      Form of Letter of Transmittal
99.2*      Form of Notice of Guaranteed Delivery
99.3* Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4*      Form of Letter to Clients
99.5*      Guidelines of Certification of Taxpayer Identification Number on
           Form W-9


* Previously filed as an exhibit to this Registration No 333-14535 ** Filed herewith



















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
(b) Financial Statement Schedules

None.

All schedules are omitted because the required information is not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements or notes thereto.

ITEM 22.     UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.  The undersigned Registrants hereby undertake:


 (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1993;
(ii)To  reflect  in  the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 C.(1) The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The Registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrants certify that each of them has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of Bay St. Louis, State of Mississippi on the 21 day of July, 1997.



                                CASINO MAGIC OF LOUISIANA, CORP.


                                By   :/s/James E. Ernst
                                         President and Chief Executive Officer


                                JEFFERSON CASINO CORP.

                                By  : /s/James E. Ernst
                                         President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities indicated.

         SIGNATURE                      TITLE                    DATE
                             Applicable in each case to both
                             Jefferson Casino Corp. and
                             Casino Magic of Louisiana Corp.
----------------------------  ---------------------------  ----------------

:/s/ Marlin F. Torguson         Chairman of the Board           July 21, 1997


:/s/ James E. Ernst            President and Chief              July 21, 1997
                               Executive Office (principal
                               executive officer)

:/s/ Jay S. Osman             Chief Financial Officer,          July 21, 1997
                              Executive Vice President
                              and Treasurer (principal
                              financial and accounting
                              officer)

/s/ Roger H. Frommelt*          Director                        July 217, 1997
----------------------------

/s/ E. Thomas Welch*            Director                        July 21, 1997
----------------------------




* By:/s/ James E. Ernst
James E. Ernst, as Attorney in fact




















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